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                                                                    EXHIBIT 23.3

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Aetna Inc. for the registration of 3,780,848 shares of Common Stock; 3,780,848 Preferred Stock Purchase Rights; 1,249,385 shares of 6.25% Class C Voting Preferred Stock; and a presently indeterminate number of shares of Common Stock issuable upon the conversion of the 6.25% Class C Voting Preferred Stock; and to the incorporation by reference therein of our reports dated February 2, 1996, with respect to the consolidated financial statements of U.S. Healthcare, Inc. incorporated by reference in its Annual Report (Form 10-K, as amended) for the year ended December 31, 1995 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
June 28, 1996